Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

CONTINENTAL RESOURCES, INC.

2013 LONG-TERM INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”), is entered into as of             (the “Date of Grant”) by and between             (the “Participant”) and CONTINENTAL RESOURCES, INC. (the “Company”):

W I T N E S S E T H:

WHEREAS, the Participant is a member of the board of directors (the “Board”) of the Company, and it is important to the Company that the Participant be encouraged to remain in its service; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to acquire shares of the Common Stock of the Company, as hereinafter provided, pursuant to “Continental Resources, Inc. 2013 Long-Term Incentive Plan” (the “Plan”), a copy of which has been provided to the Participant; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

Section 1. Grant of Award. The Company hereby grants to the Participant effective as of the Date of Grant specified above, as a matter of separate inducement but not in lieu of any fees or other compensation for the Participant’s services for the Company, an award (the “Award”) of             (            ) shares of Common Stock (the “Restricted Shares”), under and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes.

Section 2. Stock Held by Company; Ownership of Restricted Shares. The Company shall evidence the Restricted Shares in the manner that it deems appropriate. The Company may issue a certificate or certificates registered in the name of the Participant representing the total number of Restricted Shares represented by the Award and retain that certificate or those certificates until the restrictions on the Restricted Shares expire or the Restricted Shares are forfeited as described in this Award Agreement. All Restricted Shares under the Award held by the Company pursuant to this Award Agreement shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes, and the Participant shall be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and the right to receive all cash dividends thereon (subject to vesting restrictions as described in Section 3) provided that the right to receive such dividends shall terminate with respect to shares of Common Stock which are forfeited under this Award Agreement. If shares of Common Stock vest in the Participant in accordance with this Award Agreement, the Company shall, if requested by the Participant, deliver to the Participant a certificate representing such vested shares of Common Stock.

Section 3. Vesting of Award. If the Participant’s service as a member of the Board remains continuous at all times prior to any of the vesting dates specified below (the “Vesting Dates”), the restrictions on a number of the Restricted Shares granted pursuant to this Award Agreement will expire and such Restricted Shares will become transferable and nonforfeitable, on or after the applicable Vesting Date, on a cumulative basis, such number of Restricted Shares determined by multiplying the aggregate number of shares of Common Stock subject to the Award by the designated percentage set forth as follows:

Percent Vested	Vesting Date
%
%

Such vesting percentages shall also be applicable to any dividends that may become payable on the shares of Common Stock that are subject to this Award Agreement. If the Participant terminates service prior to the applicable Vesting Date for any reason, the Restricted Shares for which the restrictions have not lapsed as of the date of termination (including any dividends payable thereon) shall be null and void and shall be forfeited to the Company, and neither the Participant nor any other person shall have any interest therein in any manner whatsoever, unless Participant’s vesting in the Award is accelerated pursuant to Section 6. Dividends, if any, that are payable with respect to the Restricted Shares under this Award Agreement shall be paid without interest to the Participant on the date of vesting of the associated Restricted Shares, and then only with respect to the percentage of such dividends as to which the Award was then vested, with the remaining portions of such dividends, if any, to be paid without interest to the Participant on the date the associated Restricted Shares respectively become vested.

Section 4. Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, assigned, transferred, pledged or otherwise alienated or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Shares contrary to the provisions hereof shall be null and void and without effect. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company. The Participant hereby agrees that if the Restricted Shares are forfeited, as provided in Section 3, the Company shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

Section 5. Board Service. So long as the Participant shall continue to be a continuous member of the Board, the Award shall not be affected by any change of duties or position. Nothing in the Plan or in this Award Agreement shall confer upon the Participant any right to continue as a member of the Board, or interfere in any way with any right of the Company to terminate the Participant’s Board service at any time.

Section 6. Acceleration of Award Upon Change of Control. Upon the occurrence of a Change of Control, the Award shall become 100% vested and restrictions on all of the Restricted Shares granted pursuant to this Award will expire and such Restricted Shares will become transferable and nonforfeitable.

Section 7. Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Section 3 or Section 6 of this Award Agreement, the Company shall cause to be issued and delivered to the Participant or the Participant’s designee a certificate or other evidence of the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

Section 8. Securities Law Restrictions. Notwithstanding any provision of this Award Agreement to the contrary, the Award shall be vested and Common Stock (including the Restricted Shares) issued only upon compliance with the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable securities law, or pursuant to an exemption therefrom, and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (i) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (ii) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. If deemed necessary by the Company to comply with the Securities Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of any issuance hereunder and as a condition imposed by the Company, shall take action to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and shall represent, warrant and agree that the shares of Common Stock subject to the Award are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Common Stock purchased under such circumstances will be issued with a restricted securities legend.

Section 9. Restrictions.

(a) Right to Repurchase. At any time that the Company is not a “reporting company” under Section 12 of the Exchange Act, the Company will have the right to repurchase (the “Repurchase Right”), upon Participant’s termination of service as a member of the Board for any reason, whether voluntary or involuntary, or by resignation, removal, death or disability or otherwise, all shares of Common Stock that are issued to Participant under this Award Agreement, that have become vested in accordance with Section 3 or 6 of this Award Agreement and that are beneficially owned by the Participant as of the date the Company exercises the Repurchase Right. The Company’s right to repurchase shall remain in effect during the term of

Participant’s service with the Company and shall continue for a period of two years following termination of Participant’s service with the Company. If the Company elects to purchase any Common Stock pursuant to this Section 9(a), it shall give written notice of its election to do so (the “Election Notice”) to the Participant. If the Company shall become a “reporting company” prior to giving an Election Notice, the Company’s Repurchase Right shall lapse. If the Company shall become a “reporting company” after giving an Election Notice and prior to the consummation of the repurchase which is the subject of such Election Notice, the Company’s Repurchase Right shall continue in full force and effect.

(b) Obligation to Repurchase. At any time that the Company is not a “reporting company” under Section 12 of the Exchange Act, the Participant, by written notice to the Company (a “Notice to Purchase”), may elect to require the Company to purchase from the Participant any and all shares of Common Stock, whether or not such shares have become vested in accordance with Section 3 or 6 of this Award Agreement, and that are beneficially owned by the Participant as of the date of such Notice to Purchase. If the Company shall become a “reporting company” after a Notice to Purchase is given and prior to the consummation of the repurchase which is the subject of such Notice to Purchase, the Company’s repurchase obligation shall continue in full force and effect.

(c) Procedure for Repurchase. The purchase price to be paid by the Company for the Common Stock to be repurchased pursuant to Section 9(a) or Section 9(b) above (the “Affected Stock”) shall be the Fair Market Value of the Affected Stock as of the last day of the calendar quarter next preceding the Election Notice or the Notice to Purchase, as the case may be. The purchase price shall be determined by the Company within forty-five (45) days next following the Election Notice or the Notice to Purchase, as the case may be. Within five (5) calendar days next following the determination of the purchase price, the Company shall provide to the Participant a written report reflecting the Company’s calculation of the purchase price in reasonable detail. The Participant shall have five (5) calendar days in which to deliver to the Company the Participant’s objection to the Company’s determination of the purchase price. Any such objection shall be in writing and shall state the basis for such objection. If no such objection is timely made, the Company’s determination of the purchase price shall be final. In the event of a timely objection, and within ten (10) days following delivery of such objection to the Company, the determination of the purchase price shall be submitted to a panel consisting of three persons, one appointed by the Company, one appointed by the Participant, and the third selected by the other two. The Company and the Participant shall provide written notice to each other of the name of the person appointed to the panel. If either the Company or the Participant fails to timely appoint its member of the panel, the other party may do so. The determination of the purchase price by a majority of members of the panel shall be final and binding on the parties. The closing of the Company’s purchase of the Affected Stock shall occur at the offices of the Company on a business day which is not more than seven (7) calendar days following the final determination of the purchase price. At the closing, the Participant shall deliver the Affected Stock by appropriate assignment against payment of the purchase price.

(d) Stockholders’ Agreements. The receipt of the vested shares of Common Stock after the applicable Vesting Date shall be conditioned upon Participant’s agreement to be bound by agreements and restrictions applicable to other shareholders of the Company.

(e) Restrictive Legend. Each certificate representing the Common Stock shall contain on its face, in addition to any other legend, the following legend in order to give notice of this restriction to any purchaser or transferee of Common Stock:

“THE SHARES OF COMMON STOCK OF CONTINENTAL RESOURCES, INC. (“COMPANY”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE RIGHT OF THE COMPANY TO REPURCHASE THE COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT (“AWARD AGREEMENT”) DATED             WHICH RELATES TO THE CONTINENTAL RESOURCES, INC. 2013 LONG-TERM INCENTIVE PLAN. CERTAIN TRANSFERS OF THE COMPANY COMMON STOCK MAY BE INVALIDATED IF SUCH TRANSFERS ARE NOT MADE IN ACCORDANCE WITH THE TERMS OF THE AWARD AGREEMENT. ANY PURCHASER OR TRANSFEREE OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED BY THIS CERTIFICATE SHOULD OBTAIN A COPY OF THE AWARD AGREEMENT AND INSURE THAT THE PROPOSED PURCHASE OR TRANSFER DOES NOT VIOLATE THE AWARD AGREEMENT.”

Section 10. Notices. All notices or other communications relating to the Plan and this Award Agreement shall be in writing and shall be delivered personally or mailed (U.S. mail) and shall be deemed to be delivered (i) on the date on which actually received by the person to whom it is delivered personally, (ii) three business days following the date on which a properly addressed notice or communication is mailed via regular U.S. mail, or (iii) on the date on which receipt is acknowledged if sent via certified U.S. mail. Any notice by the Company to the Participant shall be sent to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing. Any notice by the Participant to the Company shall be sent to the Secretary of the Company. Any person entitled to notice hereunder may waive such notice in writing.

Section 11. Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

Section 12. Remedies. The parties to this Award Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Award Agreement whether by action to enforce specific performance or for damages for its breach or otherwise.

Section 13. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Award Agreement or the Restricted Shares granted hereunder.

Section 14. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to the Participant, or to the Participant’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

Section 15. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

Section 16. Information Confidential. As partial consideration for the granting of the Award hereunder, the Participant hereby agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that the Participant has relating to the terms and conditions of this Award Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant.

Section 17. Successors. This Award Agreement shall be binding upon the Participant, the Participant’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

Section 18. Severability. If any provision of this Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Section 19. Company Action. Any action required of the Company shall be by resolution of the Board or Committee or by a person or entity properly authorized to act by resolution of the Board or Committee.

Section 20. Headings. The titles and headings of sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

Section 21. Governing Law. All questions arising with respect to the provisions of this Award Agreement shall be determined by application of the laws of Oklahoma, without giving any effect to any conflict of law provisions thereof, except to the extent Oklahoma state law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock.

Section 22. Consent to Jurisdiction and Venue. The Participant hereby consents and agrees that state courts located in Oklahoma County, Oklahoma and the United States District Court for the Western District of Oklahoma each shall have personal jurisdiction and proper venue with respect to any dispute between the Participant and the Company arising in connection with the Award or this Award Agreement. In any dispute with the Company, the Participant will not raise, and the Participant hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

Section 23. Amendment. This Award Agreement may be amended by the Board or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award, or (ii) other than in these circumstances described in subparagraph (i) or provided in the Plan, with the Participant’s consent.

Section 24. Acknowledgements. The Participant acknowledges and agrees that (i) the Participant is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Common Stock on the Date of Grant, (ii) the Participant is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with the Participant’s execution of this Award Agreement and the Participant’s receipt, holding and vesting of the Restricted Shares, and (iii) in deciding to enter into this Award Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted. The Participant hereby releases, acquits, and forever discharges the Company Parties from all actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Participant’s execution of this Award Agreement and the Participant’s receipt or holding of the Restricted Shares. The Participant further understands and acknowledges that the Participant should consult with a tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the restrictions have not lapsed. This election must be filed no later than 30 days after the Date of Grant set forth in this Award Agreement. This time period cannot be extended. The Participant acknowledges (a) that the Participant has been advised to consult with a tax advisor regarding the tax consequences of this award of the Restricted Shares and (b) that timely filing of a section 83(b) election is the Participant’s sole responsibility, even if the Participant requests the Company or its representative to file such election on the Participant’s behalf.

IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the Date of Grant.

CONTINENTAL RESOURCES, INC., an Oklahoma corporation

By:

“PARTICIPANT”

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